EXHIBIT 10.19

                               COMDIAL CORPORATION

                       RETIREMENT BENEFIT RESTORATION PLAN

                              Amended and Restated

                                  July 5, 1999


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                               COMDIAL CORPORATION

                       RETIREMENT BENEFIT RESTORATION PLAN

                                     Purpose

         The Board of Directors of Comdial Corporation determined that the adoption of the Retirement Benefit Restoration Plan will assist it in attracting and retaining those employees whose judgment, abilities and experience will contribute to its continued progress. The Plan is intended to be a plan that is unfunded and maintained primarily for the purpose of providing deferred compensation for a "select group of management or highly compensated employees" (as such phrase is used in the Employee Retirement Income Security Act of 1974). The Plan must be administered and construed in a manner that is consistent with that intent.

                                    Article I

                                   Definitions

         As used in the Plan, the following phrases or terms shall have the indicated meanings. Any terms not defined will have the meaning provided in the Retirement Plan.

         1.1. "Accrued Benefit" means the benefit determined under Section 3.1 payable at Normal Retirement Age under the Retirement Plan based on the Participant's service and compensation at the date of the determination.

         1.2. "Affiliate" means any entity related to the Company the employees of which are eligible to participate in the Retirement Plan.

         1.3. "Average Compensation" means the average of a Participant's earnings from the Company for the preceding 24 calendar months, as reportable on Form W-2 adjusted as follows:

                  (a) increased by any elective deferrals made by the Company at the direction of Participant; and

                  (b) decreased by (i) any "Retention Bonus" received after a "Change in Control" (both as defined in the Comdial Corporation Executive Severance Plan) and (ii) income recognized with respect to Company stock, including income arising from the exercise of stock options, grants of restricted stock, or other forms of stock-based compensation.

         The 24-month period shall end on the last day of the month preceding the Participant's termination of employment or death. If the Company has employed the Participant for less than 24 months, the Participant's earnings for the entire period of employment shall be averaged.

         1.4. "Beneficiary" means the person, persons, entity, entities or the estate of a Participant which, in accordance with the provisions of the Retirement Plan, is entitled to receive a benefit under the Retirement Plan on account of the Participant's death. If no person is entitled to receive a benefit under the Retirement Plan on account of the Participant's death, the Participant has no Beneficiary under the Plan.

         1.5.     "Cause" shall mean:

                  (c) fraud or material misappropriation by the Participant with respect to the business or assets of the Company,

                  (d) the persistent refusal or willful failure of the Participant materially to perform his duties and responsibilities to the Company, which continues after the Participant receives notice of such refusal or failure,

                  (e) conduct by the Participant that constitutes disloyalty to the Company, and that materially harms or has the potential to cause material harm to the Company,

                  (f)  the  Participant's   conviction  of  a  felony  or  crime
         involving moral turpitude,

                  (g) the use of drugs or alcohol that interferes materially with the Participant's performance of his duties, or

                  (h) the violation of any significant Company policy or practice, including but not limited to the Company policy prohibiting sexual harassment.

         1.6. "Code" means the Internal Revenue Code of 1986, as amended.

         1.7. "Company" means Comdial Corporation or any Affiliate.

         1.8. "Compensation Committee" means the Compensation Committee of the Board of Directors of Comdial Corporation.

         1.9. "Disabled" means a condition that qualifies the Participant for a Disability Retirement Pension under the Retirement Plan.


         1.10. "Eligible Employee" means an individual (i) who is employed by Comdial Corporation or an Affiliate, (ii) who is a member of management or a highly compensated employee, and (iii) whose Retirement Plan benefit is reduced or limited by Code Section 401(a)(17), Code Section 415, or both.

         1.11. "Executive Officer" means an officer of the Company who is elected by the Board and who has management responsibilities and duties.

         1.12. "Lump Sum" means a single sum payment equal to the actuarial equivalent of the Participant's Restoration Benefit and Supplemental Retirement Benefit, if any. The actuarial equivalent shall be based on the Participant's age at the time of the determination and shall be calculated based on an interest rate of seven percent. All other actuarial factors shall be the same as used in the Retirement Plan at the date of the calculation for purposes of calculating a lump sum payment.

         1.13. "Participant" means an Eligible Employee who is an Executive Officer or who is designated by the Compensation Committee to be a Participant under the Plan. An individual shall remain a Participant only so long as the individual remains an Eligible Employee and his or her designation as a Participant has not been revoked or rescinded.

         1.14.  "Plan"  means  the  Comdial   Corporation   Retirement   Benefit
Restoration Plan.


         1.15. "Retirement" and "Retire" mean severance from employment with the Company on or after attaining a vested benefit in the Retirement Plan.

         1.16. "Retirement Plan" means the Comdial Corporation Employees Retirement Plan and any successor plan, as amended from time to time.

         1.17. "Severance Benefit" means a Severance Benefit as described in the Comdial Corporation Executive Severance Plan.


         1.18. "Social Security Benefit" means a monthly dollar amount that is estimated to be available to a Participant at age 62 under the provisions of Title II of the Social Security Act in effect at the time of the Participant's termination of employment (or at age 62, if earlier). A Participant's Social Security Benefit shall not be adjusted by subsequent increases in Social
Security benefits, subsequent employment or otherwise. If a Participant terminates employment before attaining age 55, his Social Security Benefit shall be estimated by assuming that his compensation continues until he attains age 62 at the same rate as in effect when he terminates employment. If a Participant terminates employment on or after attaining age 55, his Social Security Benefit shall be estimated by assuming that he has no further compensation after he terminates employment with the Company. Estimates of the Participant's earnings history shall be based on a salary scale, projected backward, applied to the Participant's compensation as of the date on which the computation is made. The salary scale shall represent the actual change in the national average wage from one year to the next as determined by the Social Security Administration. The Social Security Benefit of a Participant based upon estimates of earnings history shall be adjusted if the Participant supplies documentation of actual earnings history before payment of benefits commence under the Plan. The fact that a Participant does not actually receive an amount from Social Security equal to the Social Security Benefit because of failure to apply, continuance of work, or for any other reason, shall be disregarded.

         1.19. "Supplemental Participant" means a Participant who is a Participant as of July 5, 1999 and who, as of July 5, 1999, either has attained age 55 or has at least 15 Years of Benefit Service (as defined under the Retirement Plan).

                                   Article II

                                  Participation

         An Eligible Employee who is an Executive Officer shall become a Participant in the Plan as of the later of the adoption of the Plan or the Eligible Employee's date of hire. An Eligible Employee who is not an Executive Officer and who is designated to participate in the Plan by the Compensation Committee shall become a Participant in the Plan as of the date specified by the Compensation Committee. A Participant shall continue to participate in the Plan until such date as the Compensation Committee designates that he or she is no longer a Participant or until the date that he or she is no longer an Eligible Employee. The rights of any individual who was a Participant and whose designation as a Participant is revoked or rescinded by the Compensation Committee shall cease to accrue further rights under the Plan but shall not forfeit any rights accrued to the date when the designation is revoked except as provided in Section 5.2.

                                   Article III

                                    Benefits

         Except as provided in Article IV and subject to the limitations set forth in Articles V and VI, the benefits of a Participant and his or her Beneficiary shall be as follows:

         3.1. (a) Upon Retirement, a Participant shall be entitled to a Restoration Benefit equal to the excess, if any, of (x) over (y) below where:

                           (x) = the monthly benefit that would have been payable to the Participant under the Retirement Plan but for the application of the limits in Code Sections 401(a)(17) and 415; and

                           (y) = the monthly benefit that the Participant is entitled to receive under the Retirement Plan.

                  (b) Upon termination of employment, a Supplemental Participant shall be entitled to the following additional monthly Supplemental Retirement
Benefit:

                           (i) If the Supplemental Participant was the Chief Executive Officer of the Company, the Supplemental Retirement Benefit is equal to fifty-six percent (56%) of the Supplemental Participant's Average Compensation, reduced by the sum of (A) any monthly amounts received as a benefit under subsection (a), above, (B) the monthly benefit that the Supplemental Participant is entitled to receive under the Retirement Plan, and (C) the Supplemental Participant's Social Security Benefit.

                           (ii) If the Supplemental Participant was a Senior Vice President or Vice President of the Company, the Supplemental Retirement Benefit is equal to forty percent (40%) of the Participant's Average Compensation, reduced by the sum of (A) any monthly amounts received as a benefit under subsection (a), (B) the monthly benefit that the Supplemental Participant is entitled to receive under the Retirement Plan, and (C) the Supplemental Participant's Social Security Benefit.

                  (c) If a Participant receives payment of his Supplemental Retirement Benefit before attaining age 62, his Supplemental Retirement Benefit shall be reduced by .25 percent (0.25%) for each full month that the payment date precedes the Participant attaining age 62.

                  (d) Except as provided in subsection (e), any Restoration Benefit or Supplemental Retirement Benefit payable under this Section 3.1 shall be determined and begin as of the date that the Participant's retirement benefit under the Retirement Plan is scheduled to commence. Except as provided in subsection (e), any Restoration Benefit or Supplemental Retirement Benefit payable under this Section 3.1 shall be computed and paid in the same form as the Participant's retirement benefit under the Retirement Plan.

                  (e) In lieu of payments as described in subsection (d), a Participant who meets one or more of the conditions in (i) - (iii) below may elect to receive the Restoration Benefit and the Supplemental Retirement Benefit (if any) in the form of a Lump Sum. The election to receive a Lump Sum shall be made as provided in subsection (f).

                           (i) The Participant is age 55 or older at the time of termination of employment may receive a Lump Sum payable as soon as practicable after termination of employment.

                           (ii) A Participant who terminates employment prior to attainment of age 55 may receive a Lump Sum when the Participant attains age 55.

                           (iii) A Participant who is entitled to a Severance Benefit may receive a Lump Sum payable as soon as practicable after termination of employment.

                  (f) A Participant must make the election to receive a Lump Sum as provided in subsection (e) either (i) at least six (6) months prior to the commencement of the receipt of benefits or (ii) at least one (1) month prior to the commencement of the receipt of benefits if the election is approved by the Compensation Committee in its absolute discretion. Upon the denial of a Participant's election, the Participant shall receive the benefits provided under the Plan in the form that is otherwise payable absent the election. In addition, any Participant may elect to receive a Lump Sum for future payments during the period from July 5, 1999 until August 31, 1999. A Participant may revoke a prior election to receive a Lump Sum at any time. A revocation will be effective six (6) months after the date of the revocation unless the Compensation Committee approves an earlier effective date in its absolute discretion. The payment of a Lump Sum shall be full satisfaction of the Plan's obligation to provide benefits to the affected Participants and their Beneficiaries

         3.2. If the Participant becomes Disabled prior to his or her Retirement and during his or her employment with the Company, he shall be entitled to receive a benefit calculated and paid in the manner set forth in Section 3.1 commencing on his or her Disability Retirement Date under the Retirement Plan.

         3.3. (a) Upon the Participant's death, if the Beneficiary is entitled to a benefit under the Retirement Plan, the Beneficiary shall be entitled to a monthly benefit under this Plan equal to the excess, if any, of (x) over (y) where:

                           (x) = the monthly benefit that would have been payable to the Beneficiary under the Retirement Plan but for the application of the limits in Code Sections 401(a)(17) and 415 in the calculation of the Participant's benefits under the Retirement Plan; and

                           (y) = the monthly benefit that the Beneficiary is entitled to receive under the Retirement Plan.

                  (b) At the death of a Supplemental Participant, if the Beneficiary is entitled to a benefit under the Retirement Plan, the Beneficiary shall be entitled to the following additional benefit:

                           (i) If the Supplemental Participant would have been entitled to a benefit under Section 3.1(b)(i), a monthly benefit equal to twenty-eight percent (28%) of the Participant's Average Compensation, reduced by the sum of (A) any monthly amounts received as a benefit under subsection (a), above, (B) the monthly benefit that the Supplemental Participant is entitled to receive under the Retirement Plan, and (C) the Supplemental Participant's Social Security Benefit.

                           (ii) If the Supplemental Participant would have been entitled to a benefit under Section 3.1(b)(ii), a monthly benefit equal to twenty percent (20%) of the Participant's Average Compensation, reduced by the sum of (A) any monthly amounts received as a benefit under subsection (a), above, (B) the monthly benefit that the Supplemental Participant is entitled to receive under the Retirement Plan and (C) the Supplemental Participant's Social Security Benefit.

                   (c) Any amount payable under this Section 3.3 shall be determined and begin as of the date that the Beneficiary's benefit under the Retirement Plan is scheduled to commence. The benefit payable under this Section
3.3 shall be computed and paid in the same form as the benefit payable to the Beneficiary under the Retirement Plan.

         3.4 In the event of a distribution under this Article III, the Accrued Benefit of the Participant or Beneficiary under the Plan shall be reduced by the Accrued Benefit distributed, and the Company shall have no further liability with respect to the benefit distributed.

                                   Article IV

                                   Guarantees

         Comdial Corporation has only a contractual obligation to make payments of the benefits described in Article III. All benefits are to be satisfied solely out of the general corporate assets of Comdial Corporation that shall remain subject to the claims of its creditors. No assets of Comdial Corporation will be segregated or committed to the satisfaction of its obligations to any Participant or Beneficiary under this Plan. If Comdial Corporation, in its sole discretion, elects to purchase life insurance on the life of a Participant in connection with the Plan, the Participant must submit to a physical examination, if required by the insurer, and otherwise cooperate in the issuance of such policy.

         Title to and beneficial ownership of all benefits described in the Plan shall at all times remain with the Company. Participation in the Plan and the right to receive payments under the Plan shall not give a Participant or Beneficiary any proprietary interest in the Company or any of its assets. No trust fund may be created in connection with the Plan (other than a trust that, under applicable law, does not affect the characterization of this Plan as an unfunded plan), and there shall be no required funding of amounts that may become payable under the Plan. A Participant and his Beneficiary shall, for all purposes, be general creditors of the Company.

                                    Article V

                            Termination of Employment

         5.1. The Plan does not in any way limit the right of the Company at any time and for any reason to terminate the Participant's employment or such Participant's status as an Eligible Employee. In no event shall the Plan, by its terms or by implication, constitute an employment contract of any nature whatsoever between the Company and a Participant.

         5.2. A Participant who ceases to be an Eligible Employee or whose employment with the Company is terminated either with or without cause, for reasons other than death, Retirement or Total and Permanent Disability shall immediately cease to be a Participant under this Plan as to future accruals. If the Participant's employment is terminated due to Cause, the Participant shall forfeit all rights and benefits under the Plan. In all other circumstances, the Participant shall be entitled to benefits under the Plan based on the Participant's Accrued Benefit at termination of employment.

         5.3. A Participant who ceases to be an employee of the Company and who is subsequently reemployed by the Company shall not accrue any additional benefits on account of such later service for periods in which he is not a Participant.

                                   Article VI

                 Termination, Amendment or Modification of Plan

         6.1. Except as provided in Section 6.4, Comdial Corporation reserves the right to terminate, amend or modify this Plan, wholly or partially, at any time and from time to time. Such right to terminate, amend or modify the Plan shall be exercised for Comdial Corporation by its Board of Directors.

         6.2. Section 6.1 notwithstanding, no action to terminate the Plan shall be taken except upon written notice to each Participant to be affected thereby, which notice shall be given not less than thirty (30) days prior to such action.

         6.3. Any notice which shall be or may be given under the Plan shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to Comdial Corporation, such notice shall be addressed to their respective corporate offices; addressed to the attention of the Corporate
Secretary. If notice is to be given to a Participant, such notice shall be addressed to the Participant's last known address.

         6.4. The rights of Comdial Corporation set forth in Section 6.1 are subject to the condition that its Board of Directors may not take any action to terminate or amend the Plan that would decrease the benefit that would become payable or is payable, as the case may be, with respect to a Participant who has earned a vested benefit under the Retirement Plan.

         6.5. Except as provided in Section 6.1 and 6.4, upon the termination of this Plan as to Comdial Corporation by its Board of Directors, the Plan shall no longer be of any further force or effect as to Participants, and neither Comdial Corporation nor any Participant shall have any further obligation or right under this Plan.

                                   Article VII

                          Other Benefits and Agreements

         The benefits provided for a Participant and his or her Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program of the Company for its employees, and, except as may otherwise be expressly provided for, the Plan shall supplement and shall not supersede, modify or amend any other plan or program of the Company in which a Participant is participating.

                                  Article VIII

                      Restrictions on Transfer of Benefits

         No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit. If any Participant or Beneficiary under the Plan should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right to a benefit hereunder, then such right or benefit, in the discretion of the Compensation Committee, shall cease and terminate, and, in such event, the Compensation Committee may hold or apply the same or any part thereof for the benefit of such Participant or Beneficiary, his or her spouse, children, or other dependents, or any of them, in such manner and in such portion as the Compensation Committee may deem proper.

                                    Article X

                           Administration of the Plan

         9.1. The Compensation Committee shall administer the Plan. Subject to the provisions of the Plan, the Compensation Committee may adopt such rules and regulations as may be necessary to carry out the purposes hereof. The Compensation Committee's interpretation and construction of any provision of the Plan shall be final and conclusive.

         9.2. Comdial Corporation shall indemnify and save harmless each member of the Compensation Committee against any and all expenses and liabilities arising out of his or her membership on such Committee with respect to the Plan, excepting only expenses and liabilities arising out of his or her own willful misconduct. Expenses against which a member of the Compensation Committee shall be indemnified hereunder shall include without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member may be entitled.

         9.3. In addition to the powers specified, the Compensation Committee shall have the power to compute and certify the amount and kind of benefits from time to time payable to Participants and their Beneficiaries under the Plan, to authorize all disbursements for such purposes, and to determine whether a Participant is entitled to a benefit under Section 3.2.

         9.4. To enable the Compensation Committee to perform its functions, the Company shall supply full and timely information to the Compensation Committee on all matters relating to the compensation of all Participants, their retirement, death or other cause for termination of employment, and such other pertinent facts as the Compensation Committee may require. The Compensation Committee may delegate any of its ministerial duties under the Plan to one or more employees of the Company.

         9.5. Each Participant or Beneficiary of a deceased Participant shall be entitled to file with the Compensation Committee a written claim for benefits under the Plan. The Compensation Committee will review the claim, and, if the claim is denied, in whole or in part, the Compensation Committee will furnish the claimant, within 90 days after the Compensation Committee's receipt of the claim (or within 180 days after such receipt, if special circumstances require an extension of time), a written notice of denial of the claim containing the following:

                  (a) Specific reasons for the denial

                  (b) Specific reference to the pertinent Plan provisions on which the denial is based

                  (c) A description of any additional material or information necessary for the claimant to perfect the claim, and an explanation of why the material or information is necessary, and

                  (d) An explanation of the claims review procedure.

         The claimant may request a review of the claim by an appeals committee appointed by the Board of Directors. The review may be requested in writing at any time within 90 days after the claimant receives written notice of the denial of his claim. The appeals committee shall afford the claimant a full and fair review of the decision denying the claim and, if so requested, shall:

                  (e) Permit the claimant to review any documents that are pertinent to the claim,

                  (f) Permit the claimant to submit to the committee issues and comments and writing, and

                  (g) Afford the claimant an opportunity to meet with a quorum of the appeals committee as part of the review procedure.

         The appeals committee's decision on review shall be made in writing and shall be issued within 60 days following receipt of the request for review. The period for decision may be extended to a date not later than 120 days after such receipt if the committee determines that special circumstances require an extension. The decision on review shall include specific reasons for the decision and specific references to the Plan provisions on which the decision of the appeals committee is based.

                                    Article X

                                  Miscellaneous

         10.1. The Plan shall be binding upon Comdial Corporation and its successors and assigns; subject to the powers set forth in Article VI, and upon a Participant, his or her Beneficiary, and either of their assigns, heirs, executors and administrators.

         10.2. All benefits payable under this Plan will be reduced by any amounts that are required to be withheld on account of income, payroll or other required tax withholding.

         10.3. To the extent not preempted by federal law, the Plan shall be governed and construed under the laws of the Commonwealth of Virginia as in effect at the time of their adoption and execution, respectively.

         10.4. Masculine pronouns wherever used shall include feminine pronouns and the use of the singular shall include the plural.

         IN WITNESS WHEREOF, this instrument has been executed this 7th day of July, 1999.

                                                     COMDIAL CORPORATION


                                                     By  \s\ Joe D. Ford
                                                       -------------------
                                                             Joe D. Ford